Exhibit (a)(5)(ii)

GENERAL IDENTIFICATION INFORMATION									DP
COMPANY IDENTIFICATION
				Legal Form	SA1	01011	SL2	01012	☒
TAX ID (NIF)	01010	B85322642			Other	01013
Name		01020	GRUPO INVERSOR PETROQUIMICA S.L.
Registered Office		01022	EBRO, 3
Municipality		01023	MADRID		Province		01025	MADRID
Zip Code		01024	28002		Tel.:		01031	915.630.601
Contact e-mail address			01037	luis@madridpropiedades.es
ACTIVITY
Main Activity		02009	Holding company
CNAE Code		02001	6420		(1)
SALARIED EMPLOYEES
a) Average number of employees during fiscal year, by type of contract and disability employment
					Year 2014 (2)		Year 2013 (3)
	PERMANENT (4):			04001	0		0
	TEMPORARY (5):			04002	0		0
Of which: Employees with disability equal to 33% or more (or equivalent local classification):
				04010	0		0
b) Salaried employees at close of fiscal year, by type of contract and by sex:
		Year 2014 (2)					Year 2013 (3)
			MEN		WOMEN		MEN	WOMEN
PERMANENT (4):		04120	0	04121	0		0	0
TEMPORARY (5):		04122	0	04123	0		0	0
PRESENTATION OF ACCOUNTS
				Year 2014 (2)			Year 2013 (3)
				YEAR	MONTH	DAY	YEAR	MONTH	DAY
Initial date of accounts:			01102	2014	1	1	2013	1	1
End date of accounts:			01101	2014	12	31	2013	12	31

Number of pages filed:			01901	9
Please, explain if no figures are recorded for any period:
01903
MICRO-ENTERPRISES
Fill in with X if the company has elected joint adoption of the specific criteria applicable by micro-enterprises under the SMEs General Accounting Plan (6):								01902	Yes
(1) As per the types (four digits) of 2009 National Classification of Economic Activities (2009 CNAE), approved by Royal Decree No. 475/2007 of April 13 (Official Gazette, 28 April 2007)
(2) Fiscal year corresponding to annual accounts
(3) Previous fiscal year
(4) In calculation of average number of employees, take into account the following:
(a) In the case of no major employee turnover, state subtotal of permanent employees at the beginning and at close of the fiscal year
(b) In absence of turnover, add up employees for each month of the year and divide by twelve
(c) In the event of seasonal adjustment of employment or working hours, employees concerned must be included as permanent employees, but only pro rata corresponding to the portion of the year or work day of the year actually worked.
(5) Average temporary employees can be calculated by adding up the total number of weeks that temporary employees have worked and dividing by 52. You can also use the following formula (equivalent to the previous one):
Number of employees = Average number of weeks worked 52
(6) In respect of account of financial lease agreements and similar agreement, and tax on profits.

NOT SUITABLE FOR FILING OF HARD COPY WITH THE COMMERCIAL REGISTRY

1Stock Company

2Limited Company

1

SME BALANCE SHEET				BP1
TAX ID (NIF): B85322642 NAME: GRUPO INVERSOR PETROQUIMICA S.L.	[Signature] Manager’s signature:			CURRENCY (1): Euro 09001 ☒
ASSETS		Note	Fiscal Year 2014 (2)	Fiscal Year 2013 (3)
A) NON-CURRENT ASSETS	11000		14,743,349.52	28,689,266.97
I. Intangible fixed assets	11100
II. Tangible fixed assets	11200
III. Real Estate Investments	11300
IV. Long-Term Investments in Group and Related Companies	11400
V. Long-Term Financial Investments	11500		14,743,349.52	28,689,266.97
VI. Deferred Tax Assets	11600
VII. Non-Current Trade Receivables	11700
B) CURRENT ASSETS	12000		12,086,081.53	12,712,713.35
I. Inventories	12200
II. Trade Receivables and Other Receivables	12300		6,952.92	5,621.82
1. Clients for Sales and Services	12380
a) Clients for Long-Term Sales and Services	12381
b) Clients for Short-Term Sales and Services	12382
2. Shareholders (partners) for capital calls	12370
3. Other Receivables	12390		6,952.92	5,621.82
III. Short-Term Investments in Group and Related Companies	12400
IV. Short-Term Financial Investments	12500		1,042,924.73	3,307,625.52
V. Short-Term Accruals	12600
VI. Cash & Cash Equivalents	12700		11,036,203.88	9,399,466.01
TOTAL ASSETS (A+B)	10000		26,829,431.05	41,401,980.32

(1) All documents comprising the annual accounts shall be stated in Euro.
(2) Fiscal year the accounts refer to.
(3) Previous fiscal year

NOT SUITABLE FOR FILING OF HARD COPY WITH THE COMMERCIAL REGISTRY

2

SME BALANCE SHEET				BP2.1
TAX ID (NIF): B85322642 NAME: GRUPO INVERSOR PETROQUIMICA S.L.		[Signature] Manager’s signature:
SHAREHOLDERS’ EQUITY AND LIABILITIES		Note	Fiscal Year 2014 (1)	Fiscal Year 2013 (2)
A) SHAREHOLDERS’ EQUITY	20000		26,554,918.52	39,326,791.68
A-1) Shareholders’ Equity	21000		26,031,092.46	40,085,269.91
I. Capital	21100		16,192,239.00	16,192,239.00
1. Authorized Capital	21110		16,192,239.00	16,192,239.00
2. (Uncalled Capital)	21120
II. Issue Premium	21200		6,004,787.96	6,004,787.96
III. Reserves	21300		3,942,325.50	551,615.40
IV. (Treasury Stock)	21400
V. Retained Earnings	21500
VI. Other Shareholders’ Contributions	21600
VII. Fiscal Year Income	21700		-108,260.00	17,336,627.55
VIII. (Interim Dividend)	21800
A-2) Adjustments in Shareholders’ Equity	2200		523,826.06	-758,478.23
A-3) Grants, Donations and Gifts Received	23000
B) NON-CURRENT LIABILITIES	31000
I. Long-term Provisions	31100
II. Long-term Indebtedness	31200
1. Indebtedness with Credit Institutions	31220
2. Financial Lease Creditors	31230
3. Other Long-Term Indebtedness	31290
III. Long-Term Indebtedness with Group and Related Companies	31300
IV. Deferred Tax Liabilities	31400
V. Long-Term Accruals	31500
VI. Non-Current Trade Payables	31600
VII. Special Long-Term Indebtedness	31700

(1) Fiscal year the accounts refer to.
(2) Previous fiscal year

NOT SUITABLE FOR FILING OF HARD COPY WITH THE COMMERCIAL REGISTRY

3

SME BALANCE SHEET				BP2.2
TAX ID (NIF): B85322642 NAME: GRUPO INVERSOR PETROQUIMICA S.L.		[Signature] Manager’s signature:
SHAREHOLDERS’ EQUITY AND LIABILITIES		Note	Fiscal Year 2014 (1)	Fiscal Year 2013 (2)
C) CURRENT LIABILITIES	32000		274,512.53	2,075,188.64
I. Short-Term Provisions	32200
II. Short-Term Indebtedness	32300		269,725.43	1,997,996.84
1. Indebtedness with Credit Institutions	32320
2. Financial Lease Creditors	32330
3. Other Short-Term Indebtedness	32390		269,725.43	1,997,996.84
III. Short -Term Indebtedness with Group and Related Companies	32400
IV. Trade Payables and other Account Payables	32500		4,787.10	77,191.80
1. Suppliers	32580
a) Long-Term Suppliers	32581
b) Short-Term Suppliers	32582
2. Other Account Payables	32590		4,787.10	77,191.80
V. Short-Term Accruals	32600
VI. Special Short-Term Indebtedness	32700
TOTAL SHAREHOLDERS’ EQUITY AND LIABILITIES (A+B+C)	30000		26,829,431.05	41,401,980.32

(1) Fiscal year the accounts refer to.
(2) Previous fiscal year

NOT SUITABLE FOR FILING OF HARD COPY WITH THE COMMERCIAL REGISTRY

4

SME PROFIT AND LOSS STATEMENT				PP
TAX ID (NIF): B85322642 NAME: GRUPO INVERSOR PETROQUIMICA S.L.		[Signature] Manager’s signature:
(LOSS)/PROFIT		Note	Fiscal Year 2014 (1)	Fiscal Year 2013 (2)
1. Net Sales	40100
2. Changes in finished goods and goods in process	40200
3. Capital asset betterments and improvements	40300
4. Supplies	40400
5. Other operating income	40500
6. Salaries & Wages	40600
7. Other Operating Expenses	40700		-78,989.62	-45,951.55
8. Fixed Assets Depreciation	40800
9. Allocation of allowances for fixed non-financial assets and other assets	40900
10. Supplies Surplus	41000
11. Impairment & income for disposal of fixed assets	41100
12. Other Income	41300
A) OPERATING INCOME (1+2+3+4+5+6+7+8+9+10+11+12)	49100		-78,989.62	-45,951.55
13. Financial Income	41400		12,641.62	17,879,595.15
a) Charge for financial grants, donations and gifts	41430
b) Other Financial Income	41490		12,641.62	17,879,595.15
14. Financial Expenses	41500		-41,911.90	-497,016.05
15. Changes in fair value of financial instruments	41600
16. Exchange differences	41700
17. Impairment & income for disposal of financial instruments	41800
18. Other Financial Income and Expenses	42100
a) Financial expenses inclusion under assets	42110
b) Financial Income derived from agreements with creditors	42120
c) Other Income & Expenses	42130
B) FINANCIAL RESULTS (13+14+15+16+17+18)	49200		-29,270.38	17,382,579.10
C) INCOME/LOSS BEFORE TAXES (A+B)	49300		-108,260.00	17,336,627.55
19. Tax on Profits	41900
D) FISCAL YEAR INCOME (C+19)	49500		-108,260.00	17,336,627.55

(1) Fiscal year the accounts refer to.
(2) Previous fiscal year

NOT SUITABLE FOR FILING OF HARD COPY WITH THE COMMERCIAL REGISTRY

5

SME STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY				PNP.1
TAX ID (NIF): B85322642 NAME: GRUPO INVERSOR PETROQUIMICA S.L.	[Signature] Manager’s signature:
		EQUITY
		AUTHORIZED	(UNCALLED)	ISSUE PREMIUM
		01	02	03
A) BALANCE AT CLOSE OF 2013 (1)	511	3,006.00
I. Adjustment for change in criteria in 2012 (1) and earlier fiscal years	512
II. Adjustment for errors in 2012 (1) and earlier fiscal years	513
B) ADJUSTED BALANCE AT BEGINNING OF 2014 (2)	514	3,006.00
I. Profit and Loss Account	528
II. Income and Losses charged to Shareholders’ Equity	530
1. Deferred Tax Income	527
2. Other Income and Losses charged to Shareholders’ Equity	529
III. Transactions with shareholders or owners	516	16,189,233.00		6,004,787.96
1. Capital Increases	517	16,189,233.00		6,004,787.96
2. (-) Capital Reductions	518
3. Other Transactions with shareholders or owners	526
IV. Other Changes in Shareholders’ Equity	524
1. Movements in Revaluation Reserve (4)	531
2. Other Changes	532
C) BALANCE AT CLOSE OF 2013 (2)	511	16,192,239.00		6,004,787.96
I. Adjustment for change in criteria in 2013 (2)	512
II. Adjustment for errors in 2013 (2)	513
B) ADJUSTED BALANCE AT BEGINNING OF 2014 (3)	514	16,192,239.00		6,004,787.96
I. Profit and Loss Account	528
II. Income and Losses charged to Shareholders’ Equity	530
1. Deferred Tax Income	527
2. Other Tax Income charged to Shareholders’ Equity	529
III. Transactions with shareholders or owners	516
1. Capital Increases	517
2. (-) Capital Reductions	518
3. Other Transactions with shareholders or owners	526
IV. Other Changes in Shareholders’ Equity	524
1. Movements in Revaluation Reserve (4)	531
2. Other Changes	532
C) BALANCE AT CLOSE OF 2014 (2)	525	16,192,239.00		6,004,787.96

(1) Fiscal Year N-2

(2) Previous fiscal year accounts refer to (N-1)

(3) Fiscal year annual accounts refer to (N)

(4) Valuation reserve pursuant to Act. No. 15/2012 of December 27. Companies subject to revaluation provisions other than under Act. No. 15/2012 must identify the applicable law.

CONTINUES ON PAGE PNP2

NOT SUITABLE FOR FILING OF HARD COPY WITH THE COMMERCIAL REGISTRY

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SME STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY				PNP.2
TAX ID (NIF): B85322642 NAME: GRUPO INVERSOR PETROQUIMICA S.L.		[Signature] Manager’s signature:
		RESERVES	(TREASURY STOCK)	RESULTS PREVIOUS FISCAL YEARS
		04	05	06
A) BALANCE AT CLOSE OF 2012 (1)	511	3,368,777.54
I. Adjustment for change in criteria in 2012 (1) and earlier fiscal years	512
II. Adjustment for errors in 2012 (1) and earlier fiscal years	513
B) ADJUSTED BALANCE AT BEGINNING OF 2013 (2)	514	3,368,777.54
I. Profit and Loss Account	528
II. Income and Losses charged to Shareholders’ Equity	530
1. Deferred Tax Income	527
2. Other Tax Income charged to Shareholders’ Equity	529
III. Transactions with shareholders or owners	516
1. Capital Increases	517
2. (-) Capital Reductions	518
3. Other Transactions with shareholders or owners	526
IV. Other Changes in Shareholders’ Equity	524	-2,817,162.14
1. Movements in Revaluation Reserve(4)	531
2. Other Changes	532	-2,817,162.14
C) BALANCE AT CLOSE OF 2013 (2)	511	511,615.40
I. Adjustment for change in criteria in 2013 (2)	512
II. Adjustment for errors in 2013 (2)	513
B) ADJUSTED BALANCE AT BEGINNING OF 2014 (3)	514	511,615.40
I. Profit and Loss Account	528
II. Income and Losses charged to Shareholders’ Equity	530
1. Deferred Tax Income	527
2. Other Tax Income charged to Shareholders’ Equity	529
III. Transactions with shareholders or owners	516
1. Capital Increases	517
2. (-) Capital Reductions	518
3. Other Transactions with shareholders or owners	526
IV. Other Changes in Shareholders’ Equity	524	3,390,710.10
1. Movements in Revaluation Reserve(4)	531
2. Other Changes	532	3,390,710.10
C) BALANCE AT CLOSE OF 2014 (2)	525	3,942,325.50

(1) Fiscal Year N-2

(2) Previous fiscal year accounts refer to (N-1)

(3) Fiscal year annual accounts refer to (N)

(4) Valuation reserve pursuant to Act. No. 15/2012 of December 27. Companies subject to revaluation provisions other than under Act. No. 15/2012 must identify the applicable law.

CONTINUES ON PAGE PNP3

NOT SUITABLE FOR FILING OF HARD COPY WITH THE COMMERCIAL REGISTRY

7

SME STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY				PNP.3
TAX ID (NIF): B85322642 NAME: GRUPO INVERSOR PETROQUIMICA S.L.	[Signature] Manager’s signature:
		OTHER SHAREHOLDERS’ CONTRIBUTIONS	FISCAL YEAR INCOME	(INTERIM DIVIDENDS)
		07	08	09
A) BALANCE AT CLOSE OF 2012 (1)	511		1,066,220.86
I. Adjustment for change in criteria in 2012 (1) and earlier fiscal years	512
II. Adjustment for errors in 2012 (1) and earlier fiscal years	513
B) ADJUSTED BALANCE AT BEGINNING OF 2013 (2)	514		1,066,220.86
I. Profit and Loss Account	528		17,336,627.55
II. Income and Losses charged to Shareholders’ Equity	530
1. Deferred Tax Income	527
2. Other Tax Income charged to Shareholders’ Equity	529
III. Transactions with shareholders or owners	516
1. Capital Increases	517
2. (-) Capital Reductions	518
3. Other Transactions with shareholders or owners	526
IV. Other Changes in Shareholders’ Equity	524		-1,066,220.86
1. Movements in Revaluation Reserve(4)	531
2. Other Changes	532		-1,066,220.86
C) BALANCE AT CLOSE OF 2013 (2)	511		17,336,627.55
I. Adjustment for change in criteria in 2013 (2)	512
II. Adjustment for errors in 2013 (2)	513
B) ADJUSTED BALANCE AT BEGINNING OF 2014 (3)	514		17,336,627.55
I. Profit and Loss Account	528		-108,260.00
II. Income and Losses charged to Shareholders’ Equity	530
1. Deferred Tax Income	527
2. Other Tax Income charged to Shareholders’ Equity	529
III. Transactions with shareholders or owners	516
1. Capital Increases	517
2. (-) Capital Reductions	518
3. Other Transactions with shareholders or owners	526
IV. Other Changes in Shareholders’ Equity	524		17,336,627.55
1. Movements in Revaluation Reserve(4)	531
2. Other Changes	532		17,336,627.55
C) BALANCE AT CLOSE OF 2014 (3)	525		-108,260.00

(1) Fiscal Year N-2

(2) Previous fiscal year accounts refer to (N-1)

(3) Fiscal year annual accounts refer to (N)

(4) Valuation reserve pursuant to Act. No. 15/2012 of December 27. Companies subject to revaluation provisions other than under Act. No. 15/2012 must identify the applicable law.

CONTINUES ON PAGE PNP4

NOT SUITABLE FOR FILING OF HARD COPY WITH THE COMMERCIAL REGISTRY

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SME STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY				PNP.4
TAX ID (NIF): B85322642 NAME: GRUPO INVERSOR PETROQUIMICA S.L.	[Signature] Manager’s signature:
		ADJUSTMENTS IN SHAREHOLDERS’ EQUITY	GRANTS, DONATIONS AND GIFTS RECEIVED	TOTAL
		11	12	13
A) BALANCE AT CLOSE OF 2012 (1)	511	-551,009.65		3,889,994.75
I. Adjustment for change in criteria in 2012 (1) and earlier fiscal years	512
II. Adjustment for errors in 2012 (1) and earlier fiscal years	513
B) ADJUSTED BALANCE AT BEGINNING OF 2013 (2)	514	-551,009.65		3,889,994.75
I. Profit and Loss Account	528			17,336,627.55
II. Income and Losses charged to Shareholders’ Equity	530
1. Deferred Tax Income	527
2. Other Tax Income charged to Shareholders’ Equity	529
III. Transactions with shareholders or owners	516			22,194,020.96
1. Capital Increases	517			22,194,020.96
2. (-) Capital Reductions	518
3. Other Transactions with shareholders or owners	526
IV. Other Changes in Shareholders’ Equity	524	-207,468.58		-4,090,851.58
1. Movements in Revaluation Reserve(4)	531
2. Other Changes	532	-207,468.58		-4,090,851.58
C) BALANCE AT CLOSE OF 2013 (2)	511	-758,478.23		39,326,791.68
I. Adjustment for change in criteria in 2013 (2)	512
II. Adjustment for errors in 2013 (2)	513
B) ADJUSTED BALANCE AT BEGINNING OF 2014 (3)	514	-758,478.23		39,326,791.68
I. Profit and Loss Account	528			-108,260.00
II. Income and Losses charged to Shareholders’ Equity	530
1. Deferred Tax Income	527
2. Other Tax Income charged to Shareholders’ Equity	529
III. Transactions with shareholders or owners	516
1. Capital Increases	517
2. (-) Capital Reductions	518
3. Other Transactions with shareholders or owners	526
IV. Other Changes in Shareholders’ Equity	524	1,282,304.29		-12,663,613.16
1. Movements in Revaluation Reserve(4)	531
2. Other Changes	532	1,282,304.29		-12,663,613.16
C) BALANCE AT CLOSE OF 2014 (3)	525	523,826.06		26,554,918.52

(1) Fiscal Year N-2

(2) Previous fiscal year accounts refer to (N-1)

(3) Fiscal year annual accounts refer to (N)

(4) Valuation reserve pursuant to Act. No. 15/2012 of December 27. Companies subject to revaluation provisions other than under Act. No. 15/2012 must identify the applicable law.

NOT SUITABLE FOR FILING OF HARD COPY WITH THE COMMERCIAL REGISTRY

9

SME ENVIRONMENTAL INFORMATION FORM		IMP
Company: GRUPO INVERSOR PETROQUIMICA S.L.		TAX ID (NIF): B85322642
Registered Office: EBRO, 3
Municipality: MADRID	Province: MADRID	FISCAL YEAR: 2014
The undersigned, as Managers of the aforementioned Company, declare that the accounting corresponding to these annual accounts DO NOT include any environmental items that should be included pursuant to standard “3. Structure of Annual Accounts”, Section 2, of part three of the Small and Medium Enterprise General Accounting Plan (Royal Decree No. 1515/2007 of 16 November).
☒
The undersigned, as Managers of the aforementioned Company, declare that the accounting corresponding to these annual accounts INCLUDES environmental items that have been included in an additional Section of the Annual Report pursuant to standard “3. Structure of Annual Accounts”, Section 2, of part three of the Small and Medium Enterprise General Accounting Plan (Royal Decree No. 1515/2007 of 16 November).
☐
Signatures and names of managers [Signature]

NOT SUITABLE FOR FILING OF HARD COPY WITH THE COMMERCIAL REGISTRY

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TREASURY STOCK INFORMATION FORM							A1
Company: GRUPO INVERSOR PETROQUIMICA S.L.						TAX ID (NIF): B85322642
Registered Office: EBRO, 3
Municipality: MADRID			Province: MADRID			FISCAL YEAR: 2014
During this fiscal year the company has entered no transactions regarding treasury stock (Note: Only filing of this A1 page is required in such case)							☒
Balance at close of previous fiscal year:			0		Stock:	0% of share capital
Balance at close of previous fiscal year:			0		Stock:	0% of share capital
Date	Item (1)	Date of Board Resolution	No. of stock	Nominal	% of Share Capital	Price or Consideration	Balance after transaction

Note: If necessary, use as many copies of page A1.1 as required

(1) AO: Original acquisition of treasury stock or shares of parent company (Sections 135 et seq. of Stock Companies Act)

AD: Direct derived acquisition, AI: Indirect derived acquisition, AL: Free Acquisitions (Sections 140, 144 and 146 of Stock Companies Act)

EO: Disposal of shares acquired in infringement of the first three requirements of Section 146 of the Stock Companies Act.

EL: Disposal of freely acquired shares (Section 145.1 of Stock Companies Act)

RD: Redemption of shares [illegible] Section 145 of Stock Companies Act

RL: Redemption of freely acquired shares (Section 145 of Stock Companies Act)

AG: Acceptance of treasury stock as guarantee (Section 149 of Stock Companies Act)

AF: Shares acquired through financial assistance provided by the entity (Section 150 of Stock Companies Act)

PR: Reciprocal shareholdings (Sections 151 et seq. of Stock Companies Act)

NOT SUITABLE FOR FILING OF HARD COPY WITH THE COMMERCIAL REGISTRY

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DIGITAL FINGERPRINT CERTIFICATE					H
Company:	GRUPO INVERSOR PETROQUIMICA S.L.			TAX ID (NIF):	B85322642
Registered Office:	EBRO, 3
Municipality:	MADRID	Province:	MADRID	FISCAL YEAR:	2014

Name of persons issuing this certificate
Marcelo Roberto Sielecki
Signatures:
[Signature]
The aforementioned persons certify that the digital repository produces the following digital print: [code and bar code]

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GRUPO INVERSOR PETROQUIMICA S.L.

SME ANNUAL REPORT FOR THE FISCAL YEAR ENDED 31 DECEMBER 2014

1.	Company Activity

GRUPO INVERSOR PETROQUIMICA S.L. (hereinafter, the Company) was incorporated before Notary Public Alberto Bravo Olaciregui on December 20, 2007, and its purpose is the design, development, operation and investment in movable (both national and foreign securities) and real estate assets, with a registered office in Madrid at No. 3 Ebro street.

The Company’s Tax ID (NIF) is B-85322642 and it is registered with the Madrid Commercial Registry on Book 25.160, Folio 144 and Page M-453138.

2.	Bases for presentation of the annual accounts

1)	True and fair presentation

a.	True and fair presentation of shareholders’ equity

The attached summarized annual accounts have been obtained from the Company’s accounting records and are presented in accordance with the SMEs General Accounting Plan; they fairly present the Company’s shareholders’ equity, financial position and results.

Section 2.1 of Royal Decree No. 1515/2007 sets forth that this SMEs General Accounting Plan may be applied by any company, regardless of its legal form, that during two consecutive fiscal years meets at least two of the following criteria at the close of each year:

-	Total assets under two million, eight hundred fifty thousand Euro. To this end, total assets shall be total assets recorded on the balance sheet.

-	Net annual turnover under five million, seven hundred thousand Euro.

-	Average number of employees under 50during the fiscal year.

The Company meets the criteria of annual turnover and average number of employees during the fiscal year 2014 and, consequently, uses the abridged models for presentation of the annual accounts.

b.	Exceptional reasons for non-application of legal provisions on accounting matters

The Company applies legal provisions on accounting matters.

c.	Supplementary information relating to fair presentation

The Company does not submit required supplementary information relating to fair presentation.

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2)	Non-mandatory accounting principles applied

The Company has not applied other non-mandatory accounting principles other than the principles developed in the New SMEs General Accounting Plan.

3)	Critical aspects of valuation and estimates of uncertainty

a.	The Company has not applied any changes in its accounting estimates derived from critical aspects of valuation.

b.	The Company follows at all times the going-concern principle. Criteria for valuation of assets, liabilities and shareholders’ equity are governed in accordance with this principle. Estimates of uncertainty by the Company do not exceed the parameters considered normal for the sector in which it operates.

4)	Comparability of information

a.	The Company has not modified the structure of the balance sheet, the profit and loss statement or the statement of changes in shareholders’ equity vs. the previous fiscal year.

b.	For the purposes of the obligation stipulated in Section 35.6 of the Commercial Code, and for the purposes derived from application of the uniformity principle and the comparability requirement, the annual accounts corresponding to the fiscal year starting after the effective date of the SMEs General Accounting Plan shall be considered the initial annual accounts and comparable figures shall thus not be reflected in the said statements.

c.	Pursuant to Royal Decree No. 1515/2007 of 16 November, as of January 01, 2008 the Company has adapted its Annual Accounts to the format of the SMEs General Accounting Plan.

5)	Items included in different lines

There is no breakdown of items into differentiated lines for earlier fiscal years.

6)	Changes in accounting criteria

The Company has not changed the accounting criteria during this fiscal year. Following the criteria established by the Tax Authorities, all positive and negative differences as a result of currency exchanges during the fiscal year 2014 have been posted to line 135 of Shareholders’ Equity.

7)	Correction of errors

During fiscal year 2014, the Company has reduced profits recorded in 2013, the value of shares and, consequently, reserves as a result of the reclassification of dividends obtained prior to the purchase of 65.5% of the shares of Petroquímica Cuyo.

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3.	Application of results

1.	The Company’s Management will propose approval of distribution of profits for the fiscal year ended December 31, 2014 as follows:

Basis for Allocation	Amount (€)
Profit & Loss Balance	-108,260.00
Voluntary Reserves
Other Reserves
Total	-108,260.00

Allocation	Amount (€)
Statutory Reserve	-108,260.00
Voluntary Reserves
Other Reserves
Dividends
Losses Setoff
Balance
Negative Results
Total	-108,260.00

2.	The Company did not distribute any interim dividends during the fiscal year 2014.

3.	There are no restrictions on distribution of dividends proposed under paragraph 1.

4.	Recording and Valuation Standards

The following are the main accounting principles applied:

1.	Intangible Fixed Assets: Intangible Fixed Assets are recognized in the Balance Sheet (capitalize or active) when economic profit or returns are likely for the Company going forward, and provided that valuation can be performed reliably.

Intangible Fixed Assets include IT Applications and Patent Items, which are amortized on the basis of the relevant activity group, according to the Depreciation & Amortization Charts approved under Royal Decree No. 1777/2004 of 30 July. The estimated life of Patents is 10 years and the estimated life of IT Applications is 3 years. The company has no Intangible Fixed Assets.

2.	Tangible Fixed Assets: Tangible Fixed Assets are recognized in the Balance Sheet (capitalize or active) when economic profit or returns are likely for the Company going forward, provided that valuation can be performed reliably. Accounting recognition of an asset also entails simultaneous recognition of a liability, reduction in another asset or recognition of income or other increases in shareholders’ equity. (Conceptual Framework, Clause 5, paragraph 1). Tangible Fixed Assets are reported at acquisition cost, including additional expenses until commissioning.

Repair and maintenance expenses, which do not entail extension of useful life and are recognized as expenses during the fiscal year in which they are incurred.

Annual depreciation allowance is calculated by the straight-line method on the basis of the estimated useful life.

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All Fixed Assets have been maximally amortized/depreciated this fiscal year according to the Depreciation & Amortization Charts approved under Royal Decree No. 1777/2004 of 30 July.

Estimated useful life of tangible fixed assets items is as follows:

Buildings	20	to	33.33 years
Technical Facilities & Machinery	8	to	13 years
Other Facilities, Tools & Furnishings	6	to	10 years
Equipment for Information Processes	3	to	4 years
Other Fixed Assets			10 years

The Company has no Tangible Fixed Assets.

3.	The Company does not own any Land and Buildings.

No Financial Lease agreements in force during fiscal year 2014.

4.	Swaps: No swaps during fiscal year 2014.

5.	Financial Instruments:

a.	The criteria employed for classification and valuation of the various categories of financial assets and liabilities are liquidity (Assets) and degree of collectibility (Liabilities).

Assets are classified as long-term financial investments in equity instruments (under Non-Current Assets); and items of Receivables, Cash and other liquid assets (under Current Assets). Provisions for liabilities and Long-Term Indebtedness (under Non-Current Liabilities). And Short-Term Indebtedness (under Current Liabilities).

b.	Financial Instruments at Fair Value: The company does not use Fair Value for financial assets and liabilities.

c.	Criteria applied in determination of objective evidence of impairment.

Long-term financial investments in equity instruments: Equity held is non-listed equity and so value thereof under company assets is the purchase value.

Financial Liabilities: Indebtedness with Credit institutions with no estimated reason for impairment.

Indebtedness with Third parties with no estimated reason for impairment.

d.	Criteria employed in recording of de-registration of financial assets and liabilities:

Financial assets: Disposal of Equity Instruments, Collection of Receivables.

Financial liabilities: Payment to creditors.

e.	Investments in group, multi-group and related companies: The Company is not part of any group of companies.

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f.	Criteria employed in determination of income and expenses from financial assets and liabilities:

Income: Financial instruments: Interest or dividends collected, Goodwill for disposal

Other Financial Assets: No income derived therefrom

Other Financial Liabilities: Volume rebates and discounts on purchases

Expenses: Financial instruments: Interest. Loss for disposal.

Other Financial Assets: Volume rebates and discounts on sales

Other Financial Liabilities: No expenses derived therefrom

g.	Securities held: The Company has no Securities in its portfolio.

6.	Inventory: The Company has no inventory on its balance sheet as of December 31, 2014.

7.	Foreign Currency Transactions: 99.7% of the Company’s transactions are executed with non-EMU entities and vendors, and the remaining 0.3% with EMU entities and vendors; it receives dollar-denominated invoices which are converted to Euro at the then applicable exchange rate.

8.	Tax on profits: As the Company is an ETVE (Foreign Equity Holding Company), income for dividends on foreign securities is exempted from payment of the Corporation Tax and consequently there are no expenses on account of the aforementioned Tax.

9.	Revenue and expenses: Revenue and expenses are charged on the basis of the actual current of services they represent and regardless of the time of accrual of the monetary or financial current derived therefrom.

10.	Provisions and contingencies: The Company has no Provision for Risk items relating to client claims under Non-Current Liabilities.

11.	Criteria for recording personnel expenses: The company has no employees and consequently does not record monthly personnel expenses.

12.	Grants, donations and gifts: The company has not received and has no line for grants, donations and gifts under shareholders’ equity.

13.	Business combinations: The company has not taken part in any business combinations with any other natural or artificial persons.

14.	Joint business: The Company does not take part in any joint business.

15.	Criteria employed for transactions with related companies: The company has not taken part in transactions with related companies.

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5.	Tangible Fixed Assets, Intangible Fixed Assets and Real Estate Investments.

Movement in Fixed Assets in fiscal year 2014 (Thousand €):

	Intangible Assets	Amortization Intangible Assets	Impairment Intangible Assets	Tangible Assets	Depreciation Tangible Assets	Impairment Tangible Assets
Initial Balance	0	0		0	0
Additions	0	0		0	0
Removals	0	0		0	0
Final Balance	0	0		0	0

6.	Financial Assets

1. Breakdown of Categories of Financial Assets:

-	Short-Term Financial Investments: This includes accounts under sub-group 54 Other Short-Term Financial Investments. The company charges to this account the dividends notified for fiscal year 2012 corresponding to the holding in Entidad Petroquímica Cuyo S.A. and which at close of fiscal year 2014 remain outstanding as follows:

Outstanding 2012 Dividends:	€ 1,042,924.73

-	Loans and Receivables: This includes accounts under sub-groups 43 Clients, 44 Miscellaneous Debtors, 46 Personnel (unpaid balance), 47 Debtor Government Agencies.

Clients:	€ 0.00
Debtors:	€ 0.00
Government Agencies:	€ 6,952.92

The Government Agencies item derives from VAT payments corresponding to fiscal year 2014, with a final balance amounting to 6,952.92 Euro.

-	Long-Term Financial Investments: This includes accounts under sub-groups 25 Long-Term Financial Investments; 26 Long-Term Sureties and Deposits and 474 Deferred Tax Assets.

Equity Instruments:	€ 14,743,349.52

The amount of this chapter corresponds to acquisition in 2007 of 150,000,000 shares of Argentine company PETROQUIMICA CUYO S.A. for 8,695,061.48 Euro, a figure which was reduced by 3,662,978.25 Euro corresponding to dividends paid by the said company for fiscal year 2007 as it was considered that the same amount had not accrued at the time of purchase and therefore represented a lower value of the initial purchase amount.

During fiscal year 2013, 392,999,962 shares of Argentine company PETROQUIMICA CUYO S.A. were acquired for 23,657,183.74 Euro which, together with the shares of such company already held, amount to 542,999,962 shares representing approximately 90.5% of the company. As with the acquisition, in 2014 this purchase was reduced in € 13,945,917.45 as a result of dividends paid out that had accrued prior to this purchase.

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Classes Categories	Long-Term Financial Instruments Thousand €						Short-Term Financial Instruments Thousand €						TOTAL
	Equity Instruments		Securities representing Debt		Other Derivative Credits		Equity Instruments		Securities representing Debt		Other Derivative Credits
	2014 (n)	2013 (n-1)	2014 (n)	2013 (n-1)	2014 (n)	2013 (n-1)	2014 (n)	2013 (n-1)	2014 (n)	2013 (n-1)	2014 (n)	2013	2014 (n)	2013 (n-1)
Short-Term Financial Investments											1,043	3,308	1,043	3,308
Loans & Receivables											6.9	5.6	6.9	5.6
Long-Term Financial Investments	14,743	28,689											14,743	28,689
TOTAL	14,743	28,689									1,050	3,314	15,793	32,003

2.	Movement in impairment adjusting accounts:

-	Financial assets held for trade: No movements for impairment.

-	Loans & Receivables: No movements for impairment.

-	Other financial assets: No movements for impairment.

3.	Assets valued at fair value: The company does not use this type of valuation for financial assets.

4.	Group, multi-group and related companies: The Company is not part of any group of companies.

7.	Financial Liabilities

1.	Breakdown of Categories of Financial Liabilities:

-	Debits and Payables: On the basis of collectibility they are classified into:

Long term:

Sub-group 17 Long-Term Indebtedness for loans and other items:

The company has no long-term indebtedness

Short term:

Sub-group 52-55 Other Short-Term Indebtedness:

Current Account with Shareholders:	€ 269,725.436

The line other short-term indebtedness corresponds to the balance due to Company ADMIRE TRADING, reported as short-term indebtedness in fiscal year 2013 and which has been paid and stands at zero at close of fiscal year 2014.

The line current account with shareholders corresponds to amounts contributed by the Company’s Shareholders and which is to be repaid during fiscal year 2015; such debt shall be otherwise allocated to a potential capital increase in the amount of any existing balance. At close of fiscal year 2014 the balance stands at € 269,725.43.

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Sub-group 41 Creditors for Services: 410 Various creditors for outstanding invoices at close of the fiscal year for € 3,763.21.

Sub-group 47 Government Agencies: 475 Tax Authority as creditor for tax items: This includes indebtedness relating to Withholdings (IRPF3) by professionals and interest payable at close of the fiscal year for € 1,023.89.

Classes Categories	Long-Term Financial Instruments Thousand €						Short-Term Financial Instruments Thousand €						TOTAL
	Indebtedness with Credit Institutions		Notes & Other Negotiable Instruments		Other Derivatives		Indebtedness with Credit Institutions		Notes & Other Negotiable Instruments		Other Derivatives
	2014 (n)	2013 (n-1)	2014 (n)	2013 (n-1)	2014 (n)	2013 (n-1)	2014 (n)	2013 (n-1)	2014 (n)	2013 (n-1)	2014 (n)	2013 (n-1)	2014 (n)	2013 (n-1)
Debits & Payables
Liabilities at fair value with changes in profits & losses
Other Financial Liabilities											275	2,075	275	2,075
TOTAL											275	2,075	275	2,075

2.	Type of indebtedness: Maturity of loans: thousand €

Classification	2015 (n)	2016 (n+1)	2017 (n+2)	2018 (n+3)	2019 (n+4)
Long-Term Provisions
Long-Term Credit Institutions
Mortgage
Loan					-

Other Long-Term Indebtedness
Long-Term Group & Related Companies
Classification	2015 (n)	2016 (n+1)	2017 (n+2)	2018 (n+3)	2019 (n+4)
Deferred Tax Liabilities

Short-Term Credit Institutions
Mortgage
Loan					-
Consumer Loan					-
Short-term Financial Lease
Other Long-Term Indebtedness	275

Long-term indebtedness is reclassified as short-term indebtedness as of December 31 of the fiscal year then ended. No express maturity by the Creditor Credit Institution is applicable.

3 Income Tax on Natural Persons

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8.	Equity

Capital stock as of December 31, 2014 is represented by 5,397,413 ordinary registered equity units, of one class and series, with nominal value of € 3.0 each, numbered consecutively from 1 through and including 5,397,413, fully subscribed and paid-in.

No capital transactions were entered into in the fiscal year 2014.

Pursuant to the Consolidated Text of the Stock Companies Act, an amount equal to 10% of profits for the fiscal year must be allocated to the statutory reserve until the same is equal to at least 20% of capital stock.

The statutory reserve may be used to increase capital in an amount equal to the balance in excess of 10% of previously increased capital. Other than with the aforementioned purpose, and provided that it does not exceed 20% of capital stock, this reserve may only be used to offset losses, provided that there are no other available reserves for this purpose.

9.	Tax Position

1.	Tax on Profits:

a.	Temporary differences: The company has not recorded temporary differences in respect of the tax for fiscal year 2014.

b.	Tax incentives: The company receives no tax incentives.

c.	Post-closing provisions & contingencies: no tax provisions or contingencies are recorded for events subsequent to close of fiscal year 2014.

d.	Substantive circumstances: No circumstances of this nature for fiscal year 2014.

2.	Other taxes:

No significant circumstances regarding other taxes for fiscal year 2014.

10.	Income & Expenses:

Breakdown of line 6 Personnel Expenses:

Item	Breakdown	Breakdown Amount €	Item Amount €
Salaries & Wages
Salaries & Wages
Special Payments
Outsourced Personnel
Social Security Contributions
Social Security Company
Personnel Training
Personnel Recruitment

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Breakdown of line 7 Other Operating Expenses:

Item	Breakdown	Breakdown Amount €	Item Amount €
Other Operating Expenses			78,989.62
	Property Leases
	Operating Leases
	Repairs & Maintenance
	Professional Services	75,525.86
	Entertainment
	Insurance
	Bank Services	527.28
	Advertising and PR
	Supplies
	Communications
	Other Taxes	2,936.48

Impairment Loss Commercial Operations
Other Management Expenses
	Uniforms
	Travel Expenses

11.	Grants, Donations and Gifts:

The company has not received any Grants, Donations or Gifts in fiscal year 2014.

12.	Transactions with related parties:

The company has not entered into any transactions with related parties.

13.	Other information:

1.	Average number of employees during Fiscal Year 2014:

Permanent	Temporary	Disabled	Total
0.0	0.0	0.0	0.0

14.	Environmental Information.

The company does not conduct environmentally hazardous activities.

15.	Information on deferral of payments to vendors:

The amount of payments outstanding to vendors at close of the fiscal year does not represent a deferral in excess of the stipulated legal payment term.

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